Exhibit (23.0)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-65618) pertaining to the Badger Meter, Inc. 1993 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 33-62239) pertaining to the Badger Meter, Inc. 1995 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter, Inc. Employee Savings and Stock Plan;

(4)	Registration Statement (Form S-8 No. 333-28617) pertaining to the Badger Meter, Inc. 1997 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-73228) pertaining to the Badger Meter, Inc. 1999 Stock Option Plan;

(6)	Registration Statement (Form S-8 No. 333-107850) pertaining to the Badger Meter, Inc 2003 Stock Option Plan;

(7)	Registration Statement (Form S-8 No. 333-150567) pertaining to the Badger Meter, Inc. 2008 Restricted Stock Plan; and

(8)	Registration Statement (Form S-3 No. 333-155669) of Badger Meter, Inc. and in the related Prospectus, of our reports dated February 28, 2011, with respect to the consolidated financial statements of Badger Meter, Inc. and the effectiveness of internal control over financial reporting of Badger Meter, Inc., included in this Annual Report (Form 10-K) of Badger Meter, Inc. for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 28, 2011